                                                                  Exhibit 10.66




                              AMENDMENT NUMBER 1 TO
                       MEDICAL DIRECTOR SERVICES AGREEMENT

         THIS AMENDMENT NUMBER 1 TO MEDICAL DIRECTOR SERVICES AGREEMENT (this "Amendment") is made and entered into this 26th day of June, 2002, effective as of the 1st day of May, 2002, by and between RENAL CARE GROUP ARIZONA, INC., an Arizona corporation as assignee of Renal Care Group, Inc. (the "Company"), and ARIZONA NEPHROLOGY ASSOCIATES, PLC, an Arizona professional limited liability company as assignee of certain individual physicians (the "Group").

                                   WITNESSETH:

         WHEREAS, the Company and the Group are parties to a Medical Director Services Agreement (Group Practice/Freestanding Facilities), effective as of September 30, 1996 (the "Agreement"), under which the Group provides medical director services for dialysis facilities located in Arizona that are owned in whole or in part by the Company; and

         WHEREAS, Renal Care Group, Inc. assigned the Agreement to the Company; and

         WHEREAS, individual physician members of the Group assigned the Agreement to the Group under an Assignment and Assumption Agreement dated June 8, 1999; and

         WHEREAS, the parties to this Amendment now desire to make certain modifications and amendments to the Agreement as provided in this Amendment; and

         WHEREAS, capitalized terms that are used but not defined in this Amendment that are defined in the Agreement shall have the meanings set forth in the Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings set forth in this Amendment and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

         1. Definitions. The parties agree that the Agreement is hereby amended to delete therefrom the definition of the term "Facilities" in the Preamble to the Agreement. For purposes of the Agreement and this Amendment, the term "Facilities" means, collectively, the dialysis facilities listed on attached EXHIBIT A and EXHIBIT A-1 to this Amendment. For purposes of the Agreement and this Amendment, the term "DRA Facilities" means the dialysis facilities listed on attached EXHIBIT A-1 to this Amendment. For purposes of the Agreement and this Amendment, the term "HCFA" and references to the "Health Care Financing Administration" are hereby deleted from the Agreement, and the terms "CMS" and "Centers for Medicare and Medicaid Services" are inserted in lieu thereof.

         2. Deletion of DRA Facilities. (a) Except as provided herein and in subsection (b) below, the Company may from and after the date of this Amendment through May 1, 2003, upon written notice to the Group that the Company has entered into a Medical Director Services Agreement with Desert Renal Associates, PLC ("DRA"), delete the DRA Facilities from the definition of Facilities. From and after the delivery of such notice (the "Deletion Notice"), the Group shall not be responsible for the performance of medical director services at the DRA Facilities, and the Company shall not be responsible for paying the portion of the medical director fee attributable to the DRA Facilities as contemplated by
Section 3.1 of the Agreement, as amended by this Amendment. Until the delivery of the Deletion Notice, the Group shall continue to subcontract with DRA, so that DRA will provide medical director services for the DRA Facilities on a subcontracted basis. The parties agree that if the Company delivers the Deletion Notice, then the Company and the Group will not enter into any agreement under which the Group will provide medical director services for any of the DRA Facilities until at least one year after RCG delivers the Deletion Notice. Notwithstanding the foregoing, the Company agrees that it shall not enter into any separate Medical Director Services Agreements with DRA until and unless, after good faith negotiations with DRA (as described further in subparagraph 2(b) herein), the Group is permitted to own membership interests representing a minimum aggregate ownership interest of 20% in Renal Dimensions, LLC ("RDI") or the Group and the Company enter into a joint venture for other dialysis facilities in Arizona.

                  (b) The Company will from time to time engage in good faith negotiations with DRA for a period of up to one (1) year from the date of this Amendment to enter into a new Medical Director Services Agreement with DRA AND to cause DRA either (i) to permit the Company to offer the Group a membership interest of at least an aggregate of 20% in RDI, a joint venture between the Company and DRA, or (ii) to permit the Company to enter into a new joint venture arrangement with the Group to develop new dialysis facilities in and around Arizona, notwithstanding the first refusal provisions of the Limited Liability Company Agreement for RDI in favor of DRA. The Company will report to the Group at least every two (2) months concerning the status of such negotiations with DRA. The Company will give the Group written notice if, at any time during the one (1) year period, the Company determines that it can not enter into a new Medical Director Services Agreement with DRA or if DRA refuses to permit the Group ownership in RDI or to enter into a joint venture with the Company as contemplated above (a "Termination Notice"). If (A) the Company delivers the Termination Notice, or (B) the Company has not entered into a new Medical Director Services Agreement with DRA on or before May 1, 2003, then the Company shall cease to have the right to contract separately with DRA for the DRA Facilities during the term of this Agreement (i.e. the Company agrees that if negotiations with DRA fail, it will not enter into separate Medical Director Services Agreements with DRA for any of the Facilities during the term of this Agreement as it may be extended as provided below), and the Group will no longer be required to subcontract with DRA to obtain services for the DRA Facilities. In furtherance of the foregoing, the term of the Agreement shall be tolled during the negotiation period, such that, if Company is unsuccessful in its negotiations with DRA, then the term of the Agreement shall continue for a period of one (1) year after the earlier of the Company's delivery of a Termination Notice or May 1, 2003, and the parties shall abide by the terms and conditions of the Agreement and this Amendment during such extended term.

         3. Responsibilities. The parties agree that Section 1.2 of the Agreement shall be, and is hereby, amended by deleting such Section in its entirety and inserting in lieu thereof the following:

                  1.2 Responsibilities. Without limiting the generality of this
         Article I, the Group shall provide the medical director services described in EXHIBIT B, which may be revised and updated from time to time by the Company, provided that any change that is not a CMS or other legal requirement must first be approved by the Group if it materially increases the medical director duties hereunder. The Group will designate a principal contact for coordination of medical director services at each Facility. Such principal contact may not be changed without the written consent of the Company, which consent will not be unreasonably withheld; provided that the Group will not seek to change the principal contact for any Facility more often than once a year except in the event of the death, disability or retirement of, or other exigent circumstances involving the principal contact.

         4. Compensation for Services. The parties agree that Section 3.1 of the Agreement shall be, and is hereby, amended by deleting such Section in its entirety and inserting in lieu thereof, the following:

                  3.1 Compensation. (a) In consideration of the services, covenants, and agreements agreed to be performed by the Group during the Term, the Company shall pay the Group $1,168,000 per year, payable in substantially equal monthly installments in arrears. In addition to the annual medical director fee described above, the Group shall be eligible for an annual bonus of up to 15% of such annual medical director fee (exclusive of the $288,000 fee attributable to the DRA Facilities) based upon the success of the Facilities (other than the DRA Facilities) in meeting performance criteria for the Facilities and Group generally prescribed by Renal Care Group, Inc., parent company of the Company ("RCG"), for its facilities in the region in which the Facilities are located. This bonus will be first payable for the year beginning January 1, 2002 and ending December 31, 2002, but the bonus will be prorated based on the period of time during such year after Amendment Number 1 to this Agreement was in force. Prior to January 1 of each year from and including 2002, the Group will give the Company a notice stating the allocation of the potential bonus among the Facilities (other than the DRA Facilities), showing the percentage of the total bonus attributable to each such Facility. Such allocation shall be subject to the review and approval of the Company, which approval will not be unreasonably withheld. The Group shall make such allocation taking into account patient census, patient demographics, the amount of time expected to be spent providing medical director services to each such Facility and other similar relevant factors. The criteria for reviewing and determining the bonus amount will be substantially similar to those attached as EXHIBIT C to this Agreement. RCG may change the bonus criteria annually, and the Company will provide the revised criteria to the Group when adopted. RCG will not adopt clinical goals in the bonus criteria that supersede or undermine the Group's or any of its physicians' best clinical judgment. The Group will have the right to review the computation of the bonus and to dispute in good faith the Company's calculation of the bonus based on objective evidence of the Group's performance in relation to the bonus criteria. The Group agrees to accept this payment (as it may be adjusted as provided below) by the Company as the total compensation for all services, covenants and agreements pursuant to this Agreement.

                  (b) The Group and the Company acknowledge and agree that $288,000 of the base medical director fee contemplated above is attributable to the DRA Facilities and that after the delivery of the Deletion Notice, the base medical director fee will be deemed automatically reduced to $880,000.

                  (c) (i) Beginning 90 days prior to May 1, 2003 and May 1 of each year thereafter, if either party believes that the fair market value of the services provided by the Group under this Agreement has changed in any material way since the most recent anniversary of the effective date of a change in compensation payable under this Agreement (a "Compensation Adjustment Date"), then such party may notify the other that it believes such a change has occurred and the Group and the Company shall negotiate in good faith an adjustment to the compensation described in Section 3.1(a) above so that it represents fair market value for the duties and responsibilities of the Group to be provided during the next year under this Agreement. Notwithstanding the foregoing, no adjustment pursuant to this subsection (c)(i) to the compensation payable under this Agreement shall be effective unless set forth in writing signed by the Group's and the Company's authorized representatives, which writing shall be deemed an amendment to this Agreement.

                           (ii) If the Group and the Company are unable to agree on an adjustment, then either may require that an adjustment of the compensation hereunder be submitted to a qualified independent third party mutually selected by both the Group and the Company to determine the fair market value of the services required hereunder, the costs and fees of which shall be borne equally by the Group and the Company. If the Group and the Company are unable to agree on the third party, then each of the Company and the Group shall at its own cost and expense select its own qualified independent third party and the average of such two determinations of fair market value shall be the revised compensation unless such determinations are more than 10% apart, in which case such third parties shall mutually select an additional qualified independent third party, the fees and expenses of which shall be shared equally, who shall determine the fair market value of the services hereunder from between the range of the amounts determined by the first two appraisals. The fair market value of the services as determined in accordance with the provisions of this subsection (c)(ii) shall be the compensation payable under this Agreement effective as of the applicable anniversary of the Compensation Adjustment Date, and such final determination shall be deemed an amendment to this Agreement.

                  (d) Any change to the compensation payable hereunder in accordance with subsection (c) of this Section 3.1 shall be effective as of the applicable anniversary of the Compensation Adjustment Date and shall remain effective, and not subject to adjustment under Section 3.1(c) or otherwise, for at least 12 months from the effective date of such change.

         5. Settlement and Release. The Group and the Company, and each of their officers, directors, trustees, agents, employees, subsidiaries, affiliates, assigns, successors or heirs, hereby relinquish and release any and all known or unknown causes of action, claims, demands, liabilities, losses, expenses or other damages (including attorney's fees) against the other concerning the negotiation of an increase in the medical director fee payable under the Agreement or either the Group's or the Company's good faith, or lack thereof, in such negotiations. The Group and the Company represent that they have consulted with counsel of their choosing, or have had the opportunity to consult with counsel of their choosing, have read this Agreement in its entirety, fully understand and comprehend this Agreement, and assent to and sign this Agreement by their own free act. If any provision of this Agreement is held to be illegal, invalid or unenforceable by any court or tribunal of competent jurisdiction, then those provisions remaining legal, valid and enforceable shall remain in full force and effect.

         6. Signing Consideration. In consideration of the Group's execution and delivery of this Agreement with the attendant agreements provided in Sections 2, 3, 4 and 5 of this Amendment, upon the execution and delivery of this Amendment by the Group and its physicians, the Company shall pay the Group cash in the amount of $90,000 by wire transfer to an account designated by the Group.

         7. Exhibits. The parties agree that the Agreement is hereby amended by attaching EXHIBIT A, EXHIBIT A-1, EXHIBIT B and EXHIBIT C in the forms attached to this Amendment.

         8. No Further Amendment. Except as expressly modified and amended by this Amendment, the parties agree that the Agreement shall continue in full force and effect as provided therein, and the parties reaffirm all of its provisions.

         9. Miscellaneous. The section and other headings used in this Amendment are for convenience of reference only and shall not affect the interpretation of this Agreement in any way. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one agreement.

         11. Renal Dimensions, LLC. The Company will, within ten business days following the Group's request, cause its affiliate to sell to the Group a membership interest representing 10% of the outstanding membership interests in RDI. The purchase price for such interests will be the fair market value of such interests as determined by a final appraisal conducted by American Appraisal Associates. The Company represents that the current draft of an appraisal of interests representing 20% of the membership interests in RDI indicates that the fair market value of 10% of the membership interests would be $220,000. The sale will be conditioned on (i) the Company's affiliate's representation and warranty that it owns the interests free and clear of all liens, claims and encumbrances of any nature other than encumbrances arising under the Limited Liability Company Agreement for RDI, and (ii) the Group's representations and warranties that it is acquiring the interests for investment purposes only and not for resale and that it is an accredited investor for purposes of federal and state securities laws. Prior to the closing of any sale under this Section 11, the Group will have the opportunity to ask questions of and receive answers from management of RDI concerning the operations and financial status of RDI. The Group's right to purchase a 10% interest in RDI under this Section 11 will expire on August 30, 2002.

    [the remainder of this page intentionally left blank, signatures follow]

         IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

                                        The Company:

                                        RENAL CARE GROUP ARIZONA, INC.



                                        By: /s/ R. Dirk Allison
                                           ------------------------------------
                                        Title: Vice President
                                              ---------------------------------

                                        The Group

                                        ARIZONA NEPHROLOGY ASSOCIATES, PLC



                                        By: /s/ Douglas Anderson, M.D.
                                           ------------------------------------
                                        Title: President
                                              ---------------------------------

         Each physician executing below acknowledges that he or she has read and understood the terms of this Amendment and the Agreement amended hereby and hereby confirms and ratifies the acknowledgement set forth in Section 6.1(j) of the Agreement and the agreements set forth in Article VII of the Agreement, as provided therein.

                                         /s/ Douglas Chang, M.D.
                                         ---------------------------------------
                                         Douglas Chang, M.D.


                                         /s/ Ronald Hyde, M.D.
                                         ---------------------------------------
                                         Ronald Hyde, M.D.


                                         /s/ Melissa Go, M.D.
                                         ---------------------------------------
                                         Melissa Go, M.D.


                                         /s/ Kenneth Johnson, M.D.
                                         ---------------------------------------
                                         Kenneth Johnson, M.D.


                                         /s/ Kenneth Boren, M.D.
                                         ---------------------------------------
                                         Kenneth Boren, M.D.


                                         /s/ Manuel Abrante, M.D.
                                         ---------------------------------------
                                         Manuel Abrante, M.D.


                                         /s/ Frederick Osario, M.D.
                                         ---------------------------------------
                                         Frederick Osario, M.D.


                                         /s/ Vijay Kumar, M.D.
                                         ---------------------------------------
                                         Vijay Kumar, M.D.


                                         /s/ Jeffrey Packer
                                         ---------------------------------------
                                         Jeffrey Packer, D.O.



                                         ---------------------------------------
                                         Yogesh Amin, M.D.


                                         /s/ Douglas Anderson, M.D.
                                         ---------------------------------------
                                         Douglas Anderson, M.D.


                                         /s/ Richard Flick, M.D.
                                         ---------------------------------------
                                         Richard Flick, M.D.


                                         /s/ David Naai, M.D.
                                         ---------------------------------------
                                         David Naai, M.D.

         Each physician executing below acknowledges that he or she has read and understood the terms of this Amendment and the Agreement amended hereby and hereby confirms and ratifies the acknowledgement set forth in Section 6.1(j) of the Agreement and the agreements set forth in Article VII of the Agreement, as provided therein.


                                         /s/ Anup Rai, M.D.
                                         ---------------------------------------
                                           Anup Rai, M.D.

                                         /s/ Georgetta Bidwell, M.D.
                                         ---------------------------------------
                                         Georgetta Bidwell, M.D.


                                         /s/ Berne Yee, M.D.
                                         ---------------------------------------
                                           Berne Yee, M.D.

                                    EXHIBIT A

                                   FACILITIES

Renal Care Group - Glendale
5157 W. Thunderbird, Building 3
Glendale, Arizona 85306

Renal Care Group - Sun City
10050 w. Bell Road, Suites 29-31
Sun City, Arizona 85351

Renal Care Group - Sun City West
13830 W. Camino del Sol, Suite 100
Sun City West, Arizona 85375

Renal Care Group - Home Dialysis of Glendale
5157 W. Thunderbird, Suite 306
Glendale, Arizona 85306

Acute Dialysis Services (West Valley)

Renal Care Group - Prescott
1365 Iron Springs Road, Suite A7&8
Prescott, Arizona 86301

Renal Care Group - Apache Junction
11518 East Apache Trail, Suite 109
Apache Junction, Arizona 85220

Renal Care Group - Southwest Mesa
2620 W. Broadway, Suites 1-4
Mesa, Arizona 85202

Renal Care Group - Home Dialysis of Mesa
1750 S. Mesa Drive, Suite 100
Mesa, Arizona 85210

Renal Care Group - East Valley
215 South Power Road, Suite 218
Mesa, Arizona 85206

Renal Care Group - Globe
2250 US Highway 60, Suite 0-2
Miami, Arizona 85539

                                   FACILITIES

Renal Care Group - Safford
1600 20th Avenue, Unit B, Suite 2
Safford, Arizona 85546

Renal Care Group - Cottonwood
203 S. Candy Lane, Suites 11A&B
Cottonwood, Arizona 86326

Renal Care Group - Lake Havasu
1761 McCulloch Blvd., Suite F
Lake Havasu, Arizona 86403

Renal Care Group - Phoenix
1320 North 10th Street, Suite A
Phoenix, Arizona 85006

Renal Care Group - Scottsdale
8435 E. McDowell Road, Suite 100
Scottsdale, Arizona 85257

Renal Care Group - South Phoenix
4621 South Central Avenue
Phoenix, Arizona 85204

Home Hemo
1750 S. Mesa Drive, Suite 100
Mesa, Arizona 85210

                                   EXHIBIT A-1

                                 DRA FACILITIES

Facilities

Renal Care Group - AK-Chin
16536 North Maricopa Road
Maricopa, AZ 85239

Renal Care Group - Casa Grande
695 E. Cottonwood Lane
Casa Grande, AZ 85222

Renal Care Group - Chandler
912 West Chandler Blvd., Building A
Chandler, AZ 85225

Renal Care Group - Mesa
1337 S. Gilbert Road, Suites 101-103
Mesa, AZ 85210

Renal Care Group - Sacaton
Seed Farm & Skill Center Road, Box 207
Sacaton, AZ 85247

Renal Care Group - Payson
112 W. Cedar Lane
Payson, AZ 85541

Renal Care Group - Show Low
1500 S. White Mountain Rd., Suite 204
Show Low, AZ 85901

Renal Care Group - Sun Lakes
9666 E. Riggs Road, Suite 504
Sun Lakes, AZ 85248

Renal Care Group - Tempe
1449 W. Southern Ave.
Tempe, AZ 85282

Renal Care Group - White River
Highway 73, Milepost 342
P.O. Box 1899
White River, AZ 85941

Acute Dialysis (East Valley)

                                    EXHIBIT B

                  MEDICAL DIRECTOR DUTIES AND RESPONSIBILITIES

                                  (Rev. 2/4/99)

         Qualifications: The Group, through the Practice Physicians, shall be the "Medical Director" contemplated by these duties and responsibilities. The Medical Director shall be a licensed physician in the State of Arizona, who meets the criteria of and ESRD "qualified physician director" as well as the requirements for Professional Staff membership as enumerated in the Professional Staff Bylaws.

         Duties and Responsibilities: As required by Title 42 of the Code of Federal Regulations, the Medical Director has responsibility for the quality of professional care delivered to the patients at the Facilities. The Medical Director exercises that responsibility through directing the professional services of the Facilities and conscientiously applying its policies and procedures. The Medical Director is a member of the governing body of the Facilities and serves as the official channel of communications between the Medical Staff and the Executive Board. Specific responsibilities of the Medical Director include the administrative, medical and technical services outlined below. The duties and responsibilities of the Medical Director are separate and distinct from any Practice Physician's role as an attending nephrologist.

         Specific responsibilities of the Medical Director include:

Administrative

         A. The Medical Director will be responsible for the implementation and maintenance of written policies and guidelines including:

             1.     Patient care delivery policy and procedures manual.
             2.     Communicable disease control within the unit.
             3.     The RCG Professional Staff Bylaws.
             4.     Maintenance of patient medical records.
             5.     Patient and staff education programs.
             6. Physical environment, fire and safety, and emergency preparedness of the dialysis Facilities.
             7. Responsibilities and functions of each category of personnel employed by the Facilities.

         B. The Medical Director will actively participate in Facilities Quality Improvement Programs (CQI) and in multi-disciplinary quality assurance programs that monitor the performance of co-morbid conditions.

         C. The Medical Director will participate in an active dialogue with the RCG Medical Advisory Board (or its representative) in pursuit of the common goal of delivering the best patient care practical. This participation requires implementation of MAB mandated directives and consideration of its recommendations.

         D.  The Medical Director will review on a timely basis the RCG
             Quality Indicator and patient satisfaction data for the Facilities with the manager of the Facilities and will consult with attending nephrologists regarding achievement of Quality Indicator targets.

         E. The Medical Director will make available an appropriate physician to serve as a representative on the governing body of each Facilities.

         F. The Medical Director will assure that the Facilities and all attending physicians comply with applicable ESRD network, State, Federal and RCG mandates.

         G. The Medical Director will review incident reports, patient complaints and any disciplinary action of medical staff or patient care personnel monthly.

         H. The Medical Director will serve as Facilities liaison with affiliated medical institutions for services such as renal transplantation, hospitalizations and emergency medical services.

         I. The Medical Director will participate in the Facilities survey process by groups such as the State Board of Health, HCFA, NCQA and JCAHO, and will then communicate to the Governing Body the results of such surveys to the Executive Board (and the medical staff).

         J. The Medical Director will collaborate with the Chief Medical Officer and the MAB in obtaining data from regulatory agencies as a part of the RCG strategy to work continuously to improve patient care.

         K. The Medical Director will participate in national RCG Medical Director educational conferences.

         L. The Medical Director will collaborate with the laboratory that tests the Facilities's samples to implement ESRD Network, State, Federal and RCG mandates.

Medical

         A. The Medical Director will coordinate the renal health care team to ensure quality of care, including the establishment and implementation of policies regarding patient care. Among these quality of care criteria are:

             - The suitability of patients admitted to the outpatient dialysis Facilities.
             - The appropriateness of dialysis prescriptions in the Facilities.
             -     Administration of dialysis-related medications.
             - Administration of recommended vaccines for ESRD patients and staff.
             -     Existing patient care policies and procedures.

         B. The Medical Director will supervise the development and implementation of both short- and long-term patient care plans to enable the selection of the most appropriate ESRD modality.

         C. The Medical Director will supervise the development and implementation of written policies outlining patients' options for various treatment modalities, including in-center, home and peritoneal dialysis.

         D. When self-dialysis training or home dialysis training is offered, the Medical Director will oversee a program that assures that patient teaching materials are available for the use of all trainees during training and at times other than during the dialysis procedure;

         E. The Medical Director will work to assure that the ESRD patient has appropriate consultation with a renal dietician, social worker, financial counselor and other individuals, as needed.

         F. The Medical Director will oversee the appropriate performance of the dialysis orders and day-to-day patient care policy by the nursing and technical staff.

         G. The Medical Director will use reasonable efforts to cause attending physicians to comply with the Facilities's policies on patient care.

         H. The Medical Director will review patient satisfaction surveys and data, clinical outcomes data, and the Medical Director will consult with attending physicians and staff as appropriate to implement appropriate action to address issues identified and to improve patient care at the Facilities.

Technical

         A. The Medical Director will participate in the selection of cost-effective treatment modalities and dialysis supplies to be offered by the Facilities and advise attending physicians regarding the compatibility of their dialysis prescriptions with the options available at the Facilities.

         B. The Medical Director will approve policies and procedures ensuring the adequate training of nurses and technicians in dialysis science techniques.

         C. The Medical Director will provide continuous availability for medical and technical questions to the patient care staff, including coverage when the Medical Director is not available.

         D. The Medical Director will supervise the implementation of a dialysis water standards policy including monitoring and enforcement.

         E. The Medical Director will supervise the implementation of a policy regarding dialyzer reuse including monitoring and enforcement.

         F. The Medical Director will supervise the implementation of a policy on the administration of intradialytic medications.

                                    EXHIBIT C

                                 BONUS CRITERIA

         The annual evaluation of the RCG Facility and its Medical Director is essential to our mission, which is "to improve the quality of life and to care for those patients with chronic and acute renal disease." To achieve this mission, the Facility and its staff must function collaboratively at the highest possible level, under the leadership of the Medical Director. The Facility / Medical Director evaluation will be conducted by the office of the Chief Medical Officer, to whom the Medical Director is primarily responsible. This evaluation process must be understood by Medical Directors, since it is an important component of the RCG policy of continuous quality improvement.

         The Interpretive Guidelines for ESRD Facilities states "Treatment is under the general supervision of a Director who is a physician. The Medical Director is responsible for planning, organizing, conducting and directing the professional ESRD services and must devote sufficient time to carrying out these responsibilities." The Nephrologist has the medical skills and must develop leadership and collaborative management skills to fulfill this mandate as Medical Director. Teamwork and collegiality are highly valued as the leader of the ESRD team.

         The evaluation will be based on a point system, with annual update, as authorized by the RCG Medical Advisory Board (MAB). The elements to be measured and their weight are as follows:

         - 50% based on Clinical Indicators of the Facility. The Clinical Indicators are measured monthly and reported quarterly; the unit of measurement used is based on the one year rolling average. Tracking the Clinical Indicators and observing trends provides opportunities for quality improvement using the CQI process. The market or regional Quality Management Committee is charged with reviewing the outcomes and performance of each Facility and Professional Staff member and is also available as a resource to the Medical Director.

              The point system has been heavily weighted to encourage certain outcomes regarding vascular access: reduction of temporary catheters and placement of AV fistulas. Vascular access is also the area that is most uniquely influenced by the Medical Director and requires concerted effort by the Medical director to bring about improvement. The literature clearly shows that mortality and morbidity are reduced when early permanent access has been placed; while mortality within the Facility is clearly the most important outcome, the improvement of this outcome can only come about by improvement in the processes of care (such as URR, nutrition, anemia, etc.) that are known to impact on patient outcomes.



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         -    30% based on Medical Director administrative duties. Section 5 and
              6 of this Handbook describe the administrative duties in greater detail. Guidelines have been prepared for the Medical Directors of both Hemodialysis and Home Therapy Facilities. At the back of each section is a grid, which is designed to assist the medical Director and the Facility Manager in the documentation of the performance of these duties. On a monthly basis, the required tasks should be completed and both the Medical Director and the Facility Manager should initial the completion at the bottom of the grid. At a minimum, this will document the compliance of the Medical Director with regulatory requirements by Medicare.

              The CQI process is a vital part of the quality improvement process of the Facility and the Medical Director is expected to participate in this process. Three levels of participation are provided for but a High level of participation is expected as medical Directors become knowledgeable and proficient with the CQI process. The Chief Medical Officer (CMO) and his staff are available as resources.

         - 20% based on patient satisfaction with the Facility. The Patient Satisfaction Survey will be conducted in the spring of each year and the results made available to the Facilities and Medical Directors. The Medical Director, as the clinical leader, and the Facility Manager, are held responsible for the performance of the staff of the Facility. Although not directly under the control of the Medical Director, he/she is expected to be a positive influence on the staff and their performance in the Facility.

         Completion of the duties should be documented in some manner, in addition to a check mark on the grid sheet, further described in Section 5. Common tools of documentation include minutes from meetings, a personal Medical Director notebook, or dictated notes kept in the Facility. The Facility Manager (or an RCG designee) must concur that the line item on the check list was completed and initial the monthly grid sheet, with the Medical Director. This indicates that the line item was completed to the satisfaction of both parties. The grid sheet and related documentation is the property of the Medical Director; a copy of the grid sheet should be forwarded monthly to the office of the Associate Medical Officer for monitoring purposes and for use in the annual Medical Director evaluation. The Medical director will be held accountable for meeting facility outcome criteria. Failure to improve outcomes, as measured by the annual Medical Director evaluation, especially when in the 4th Quartile of performance, will result in a request for a written explanation to the CMO.



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Clinical Performance Measures (50%)

Hemodialysis Medical Director

(evaluation based on annual rolling average of prior year)

         - URR (% of patients with URRs >=70%)             >80% =10 points
           RCG average 72.9%                             75-80% = 8 points
           BEST REGION 80.7%                           70-74.9% = 6 POINTS
                                                       65-69.9% = 4 points
                                                           <65% = 0 points

-          Hematocrit (% of Hcts >=33%)                    >85% =10 points
           RCG average 74.6%                             80-85% = 8 points
           Best Region 78.4%                           75-79.9% = 6 points
                                                       70-74.9% = 4 points
                                                       65-69.9% = 2 points
                                                           <65% = 0 points

-    Hospitalization (91+ days, based on days per patient year at risk)
           RCG average 12.1 days                       <10 days = 8 points
           Best Region 9.4 days                    10-14.9 days = 6 points
                                                     15-20 days = 2 points
                                                       >20 days = 0 points


         - Mortality (91+ days, based on deaths per 100 patient years at risk)
           RCG average 22.1                                 <20 = 8 points
           Best Region 17.5                             20-23.9 = 6 points
                                                        24-29.9 = 4 points
                                                          30-35 = 2 points
                                                            >35 = 0 points

         - Vascular Access:
           - % of temporary catheters                      <10% = 8 points
             RCG average 25.5%                         10-14.9% = 6 points
             Best Region 17.4%                         15-19.9% = 4 points
                                                         20-25% = 2 points
                                                           >25% = 0 points

           - % native AV fistulas                           >43 = 8 points
             RCG average 29.8%                         38-42.9% = 6 points
             Best Region 42.9%                         33-37.9% = 4 points
                                                       28-32.9% = 2 points
                                                           <28% = 0 points



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         - PTFE clotting events/patient year                <0.3 = 10 points
           RCG average 0.8                              0.3-0.59 =  8 points
           Best region 0.4                              0.6-0.99 =  6 points
                                                         1.0-1.2 =  4 points
                                                            >1.2 =  0 points

Peritoneal Dialysis Medical Director

(valuation based on annual rolling average of prior year)

         - KT/V  (>=2.1)
           RCG average 76.8% CAPD
           RCG average 88.1% CCPD                            >78 = 15 points
                                                          63-78% = 12 points
                                                        68-62.9% = 10 points
                                                        63-67.9% =  8 points
                                                        58-62.9% =  5 points

         - Creatinine Clearance (>=60L CAPD or >=60 L CCPD)
           RCG average 81.2% CAPD                            >75 = 15 points
           RCG average 75.2% CCPD                         70-75% = 12 points
           Weighted average 78.2%                       65-69.9% = 10 points
                                                        60-64.9% =  8 points
                                                        55-59.9% =  5 points

         - Hematocrit (% of Hcts >=33%)                     >85% =10 points
           RCG average 74.6%                              80-85% = 8 points
           Best Region 78.4%                            75-79.9% = 6 points
                                                        70-74.9% = 4 points
                                                        65-69.9% = 2 points
                                                            <65% = 0 points

         - Hospitalization (91+ days, based on days per patient year at risk)
           RCG average 12.1 days                        <10 days = 8 points
           Best Region 9.4 days                     10-14.9 days = 6 points
                                                      15-20 days = 2 points
                                                        >20 days = 0 points

         - Mortality (91+ days, based on deaths per 100 patient years at risk)
           RCG average 20.7                                  <20 = 8 points
           Best Region 15.5                              20-24.9 = 6 points
                                                         24-29.9 = 4 points
                                                           30-35 = 2 points
                                                             >35 = 0 points



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      -  Peritonitis (new cases + relapse)
         RCG average 14.9 months between cases
         Best Region 16.9 months between cases

         >25 months between cases                     15 points
         20-25 months between cases                   12 points
         15-19.9 months between cases                  9 points
         10-14.9 months between cases                  6 points
         >10 months between cases                      0 points

Combination Hemodialysis & Peritoneal Medical Director

For those physicians who oversee both modalities, each is evaluated using the above criteria. The overall Clinical Quality is then a composite of these, weighted to reflect the numbers of patients in each modality.

MEDICAL DIRECTOR ADMINISTRATIVE TASKS (30%)

The completion of administrative tasks must be documented by the Medical Director on a monthly basis. It is important that both the Facility Manager and the Medical Director document completion of the required tasks. Other Medical Director functions including such things as meeting with surgeons regarding access, goals, attendance at medical meetings and literature review regarding ESRD issues, etc, should also be noted in this record as well, since this contributes to a high quality Facility.

Participation in monthly review:

        - Review staffing & training issues impacting patient outcomes with Manager
        -       Review water quality
        -       Review dialyzer reuse at the Facility
        - Review monthly lab of patients below quality goals & develop plan
        -       Review trend in hospitalizations, infections
        -       Review temporary catheter usage & trend
        -       Review patient incident reports & trends
        -       Monitor staff physician patient rounding process
        -       Adequacy of staff physician medical documentation

Participation in CQI process:

        - The CQI process should be a routine process in the facility striving to improve its outcomes. As physicians learn this process, Medical Directors are expected to participate at higher levels. In the meantime, Low, Medium and High participation levels may be chosen on the Performance grid, depending on the physician's comfort with the process.


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Participation in Professional Staff process:

        - Participate in the Quarterly Quality conference calls, which have physician CME available.

Annual checklist:

        - Review and approve facility Policy and Procedures and make necessary modifications; review and approve clinical protocols.
        - Review patient satisfaction data annually and in concert with the Facility Manager make recommendations for improvement.
        - Participate with the Manager in the Budget process for the Facility.
        -       Participate in Facility surveys by regulatory agencies.

Patient Satisfaction Surveys (PSS) (20%)

The Satisfaction Survey will be conducted in the spring of each year and results forwarded to each Facility for review and discussion regarding potential areas of improvement.

        CAREGIVER:
              RCG AVERAGE IN-CENTER 3.43
                            PSS >3.5                       = 8 points
                            PSS >=3.25 and <3.5            = 6 points
                            PSS >=3.0 and <3.25            = 4 points
                            PSS >2.5 and <3.0              = 2 points
                            PSS <2.5                       = 0 points

         RCG average Home 3.75
                            PSS >3.5                       = 8 points
                            PSS >=3.25 and <3.5            = 6 points
                            PSS >=3.0 and <3.25            = 4 points
                            PSS >2.5 and <3.0              = 2 points
                            PSS <2.5                       = 0 points

              Physician:
              RCG AVERAGE IN-CENTER 3.27
                            PSS >3.5                       = 8 points
                            PSS >=3.25 and <3.5            = 6 points
                            PSS >=3.0 and <3.25            = 4 points
                            PSS >2.5 and <3.0              = 2 points
                            PSS <2.5                       = 0 points

         RCG average Home 3.67
                            PSS >3.5                       = 8 points
                            PSS >=3.25 and <3.5            = 6 points
                            PSS >=3.0 and <3.25            = 4 points
                            PSS >2.5 and <3.0              = 2 points



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         DIETICIAN:
         RCG average In-Center 3.27
                            PSS >3.5                       = 4 points
                            PSS >=3.25 and <3.5            = 3 points
                            PSS >=3.0 and <3.25            = 2 points
                            PSS >2.5 and <3.0              = 1 points

         RCG average Home 3.67
                            PSS >3.5                       = 4 points
                            PSS >=3.25 and <3.5            = 3 points
                            PSS >=3.0 and <3.25            = 2 points
                            PSS >2.5 and <3.0              = 1 points

         SOCIAL WORKER:
         RCG average In-Center 3.40
                             PSS >3.5                      = 4 points
                             PSS >=3.25 and <3.5           = 3 points
                             PSS >=3.0 and <3.25           = 2 points
                             PSS >2.5 and <3.0             = 1 points

         RCG average Home 3.51
                             PSS >3.5                      = 4 points
                             PSS >=3.25 and <3.5           = 3 points
                             PSS >=3.0 and <3.25           = 2 points
                             PSS >2.5 and <3.0             = 1 points

         FACILITY:
         RCG average: In-Center 3.24
                            PSS >3.5                       = 4 points
                            PSS >=3.25 and <3.5            = 3 points
                            PSS >=3.0 and <3.25            = 2 points
                            PSS >2.5 and <3.0              = 1 points

         RCG average Home 3.58
                            PSS >3.5                       = 4 points
                            PSS >=3.25 and <3.5            = 3 points
                            PSS >=3.0 and <3.25            = 2 points
                            PSS >2.5 and <3.0              = 1 points



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